Watson Pharmaceuticals, Inc.
Employees’ 401(k) Profit-Sharing Plan

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38596) of Watson Pharmaceuticals, Inc. of our report dated June 7, 2002 relating to the financial statements and supplemental schedule of the Watson Pharmaceuticals, Inc. Employees’ 401(k) Profit-Sharing Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP
Orange County, California
June 17, 2002

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